REPORT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS
                 ON INTERNAL CONTROL STRUCTURE



Board of Trustees
Professionally Managed Portfolios
New York, New York


In planning and performing our audit of the financial statements of Trent Equity Fund, a series of Professionally Managed Portfolios, for the period ended August 31, 1999, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of the Fund is responsible for
establishing and maintaining an internal control
structure.
In fulfilling this responsibility, estimates and
judgments by management are required to assess the
expected
benefits and related costs of internal control structure
policies and procedures.   Two of the objectives of an
internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control
structure, errors or irregularities may occur and not
be detected.   Also, projection of any evaluation of the
structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure
would not necessarily disclose all matters in the
internal
control structure that might be material weaknesses
under standards established by the American Institute
of Certified Public Accountants.   A material weakness
is a condition in which the design or operation of the
specific internal control structure elements does not
reduce to a relatively low level the risk that errors or
irregularities in amounts that would be material in
relation to the financial statements being audited may
occur and not be detected within a timely period by
employees in the normal course of performing their
assigned functions.   However, we noted no matters
involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of
August 31, 1999.

This report is intended solely for the information and use of management and the Securities and Exchange
Commission, and should not be used for any other purpose.



                                   TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
October 1, 1999